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                                      EXHIBIT 99

PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

The Private Securities Litigation Reform Act of 1995 provides for a new "safe harbor" for forward looking statements to encourage Companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. The Company desires to take advantage of the new "safe harbor" provisions of the Private Securities Reform Act of 1995 and is filing this Form 8-K in order to do so. The Act only became law in late December 1995 and, except for the Conference Report, no official interpretations of the Act's provisions have been published. Accordingly, the Company hereby identifies the following important factors which could cause the Company's actual financial results to differ materially from any such results which might be projected, forecast, estimated or budgeted by the Company in forward looking statements.

a) General business conditions, including a worsening economy which might slow the overall demand for the Company's products; increased inflationary pressures which might lead to increasing prices for raw materials, labor, and increases of interest costs based on the Company's borrowing activities.

b) Competitive factors, including the entry of new competitors into the marketplace and/or heightened competition from existing competitors; and the introduction of new products or technologies by customers or competitors.

c) Under utilization of the Company's factories and plants, or of any new plants.

d)  Concentrations of sales in markets and customers.

e) Failure to obtain new customers, retain customers or volume reductions by current customers.

f) Concentrations of raw material suppliers, including difficulties or delays in obtaining raw materials.

g)  Inability to execute marketing and sales plans, including price increases.

h) Failure to attract and retain R&D/engineering staffing to support sales efforts.

i) Inability to develop cost effective means for timely production of new product orders in required quantities.

j) Delays or cancellations of orders; timing of significant orders; and introduction of new products.

k)  Short-term fluctuations in margins due to yields and efficiencies.

l)  Loss of executive management or other key employees.

m)  Changes in financing amount, availability or cost.

n)  The effects of changes in costs and availability of insurance coverage.

o)  The effects of changes in compensation or benefit plans.

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p)  Adoptions of new, or changes in, accounting policies and practices and the application of such policies and practices.

q)  Adverse results in significant litigation matters.

Many of the foregoing important factors have been discussed in Advanced Materials Group, Inc.'s prior SEC filings and, had the Act been effective at a different time, would have been discussed in the Company's 10-KSB instead of this 8-K. The foregoing review of factors pursuant to the Private Litigation Securities Reform Act of 1995 should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company prior to the effective date of said Act.